EXHIBIT 99.2

SPECIAL MEETING OF SHAREHOLDERS OF

CUYAMACA BANK, N.A.

                    , 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Approval of Merger and Merger Agreement

Approval of the merger and the merger agreement pursuant to which Cuyamaca Bank, N.A. will be merged into Community National Bank, a wholly-owned subsidiary of Community Bancorp Inc.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. Other Business In their discretion, the proxyholders are authorized to transact such other business as properly may come before the Meeting and any adjournment thereof.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The board of directors recommends that you vote “FOR” the approval of the merger and the merger agreement pursuant to which Cuyamaca Bank, N.A. will be merged into Community National Bank, a wholly-owned subsidiary of Community Bancorp Inc. All proposals to be acted upon are proposals of the company. If any other business is properly presented at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the board of directors, this proxy shall be voted by the proxyholders in accordance with the recommendations of a majority of the board of directors. At the date this proxy statement went to press, we did not anticipate any other matters would be raised at the special meeting.

This Proxy will be voted in accordance with the instructions set forth above. If instructions are not given, this Proxy will be treated as a GRANT OF AUTHORITY TO VOTE FOR the approval of the merger and the merger agreement pursuant to which Cuyamaca Bank, N.A. will be merged into Community National Bank, a wholly-owned subsidiary of Community Bancorp Inc., and as said proxies shall deem advisable on such other business as may come before the Meeting, unless otherwise directed.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Signature of Shareholder:                             Date:                  Signature of Shareholder:                             Date:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partner, please sign in partnership name by authorized person.

CUYAMACA BANK, N.A.

Proxy For Special Meeting Of Shareholders

The undersigned, a shareholder of Cuyamaca Bank, N.A. (the “Company”), hereby appoints                      and                     , and each of them, the proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the special meeting of the shareholders of the Company, to be held on                     , 2004, at                      a.m., and any postponements or adjournments thereof, and in connection herewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote as follows on the reverse side.

(Continued and to be signed on the reverse side)